Exhibit 99.1

321 SOUTH BOSTON AVENUE, SUITE 1000

TULSA, OKLAHOMA 74103

PRESS RELEASE FOR IMMEDIATE ISSUANCE

MIDSTATES PETROLEUM ANNOUNCES FIRST QUARTER 2017 RESULTS

TULSA, OK—(GLOBE NEWSWIRE) — May 8, 2017 — Midstates Petroleum Company, Inc. (“Midstates” or the “Company”) (NYSE: MPO) today announced its first quarter 2017 results.

First Quarter 2017 and Recent Highlights

•                  Reported Net Income of approximately $18 million or $0.72 per share

•                  Generated Adjusted EBITDA of $35 million which outpaced operational capital expenditures by $3 million for the first quarter of 2017

•                  Reported strong liquidity of approximately $85 million and net debt of approximately $43 million on March 31, 2017

•                  Achieved total Company production of 23,562 barrels of oil equivalent per day (BOEPD) in the first quarter of 2017, of which 83% was in the Mississippian Lime and the balance in the Anadarko Basin

•                  Continued execution of the Company’s strategy to move salt water disposal (SWD) away from the Arbuckle formation by bringing an additional two alternate formation disposal wells online during 2017

•                  Reinstated the Company’s commodity hedging program, with approximately 55% and 60% of forecast oil and natural gas production, respectively, hedged at attractive prices through year-end 2017

•                  Uplisted the Company’s common stock to the NYSE Big Board on May 4, 2017

Jake Brace, President and Chief Executive Officer commented, “The first quarter clearly demonstrates our ability to enhance value by focusing on operational excellence and capital discipline to generate free cash flow. Our one-rig drilling program, designed to secure acreage and future drilling inventory, remains successful and we continue to generate attractive well level returns of approximately 35% at current strip pricing.”

Mr. Brace continued, “Our focus for the remainder of 2017 will continue to be on controlling costs and growing shareholder value.  We have a unique opportunity to capitalize on our strong balance sheet to meaningfully grow production within existing funding sources, and as such, we currently anticipate adding a second rig to our premier Mississippian Lime acreage this summer. In closing, we are pleased with our performance thus far in 2017 and plan to build on the momentum created by our strong first quarter results.”

(Adjusted EBITDA, Cash Operating Expenses, and Adjusted Cash General and Administrative Expenses are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” in the tables below.)

Production and Pricing

Production during the first quarter of 2017 totaled 23,562 BOEPD, compared with 25,259 BOEPD during the fourth quarter of 2016. Production from the Company’s Mississippian Lime properties contributed approximately 83%, or 19,539 BOEPD, and the Anadarko Basin properties contributed approximately

17%, or 4,023 BOEPD.  For the total Company, oil volumes comprised 30% of total production, natural gas liquids (NGLs) 24%, and natural gas 46% during the first quarter of 2017.

In the first quarter of 2017, Midstates’ average realized price per barrel of oil, before realized commodity derivatives, was $49.48 ($50.26 with realized derivatives), while its average realized price for NGL sales was $21.89 per barrel (there were no NGL hedges in place during the first quarter).  Natural gas averaged $2.90 per thousand cubic feet (Mcf) before realized derivatives ($2.96 with realized derivatives).  Detailed comparisons of commodity prices by period and region are included in the tables below.

Oil, NGL and natural gas sales revenues in the first quarter of 2017 were $59.3 million, before the impact of derivatives, a decrease of $2.3 million, or 4%, from $61.6 million in the fourth quarter of 2016.  The decrease in the first quarter of 2017 versus the fourth quarter of 2016 was mainly due to natural production decline, which was partially offset by higher commodity prices.  The realized gain on derivatives for the first quarter of 2017 was $0.8 million; the Company did not have any derivative contracts in place during 2016.

Hedging Update

To reduce downside commodity price risk and protect cash flow, Midstates reinstated a hedging program in January 2017. The Company entered into a number of swaps, collars, and 3-way collars to hedge a portion of the Company’s oil and natural gas revenues into the third quarter of 2018. A summary of the Company’s hedges for the periods after March 31, 2017 is included in the below table.

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018
NYMEX WTI
Fixed swaps
Hedge position (Bbls)	227,500	207,000	207,000	—	—	—
Weighted average strike price	$55.12	$55.29	$55.29	$—	$—	$—
Collars
Hedge position (Bbls)	136,500	46,000	46,000	—	—	—
Weighted average ceiling price	$59.73	$60.00	$60.00	$—	$—	$—
Weighted average floor price	$50.00	$50.00	$50.00	$—	$—	$—
Three way collars
Hedge position (Bbls)	—	115,000	115,000	225,000	182,000	138,000
Weighted average ceiling price	$—	$62.80	$62.80	$62.14	$60.65	$61.00
Weighted average floor price	$—	$50.00	$50.00	$50.00	$50.00	$50.00
Weighted average sub-floor price	$—	$40.00	$40.00	$40.00	$40.00	$40.00
NYMEX HENRY HUB
Fixed swaps
Hedge position (MMBtu)	2,912,000	2,944,000	1,907,000	1,350,000	—	—
Weighted average strike price	$3.38	$3.38	$3.43	$3.47	$—	$—
Collars
Hedge position (MMBtu)	244,000	368,000	551,000	—	—	—
Weighted average ceiling price	$3.63	$3.63	$3.84	$—	$—	$—
Weighted average floor price	$3.15	$3.15	$3.23	$—	$—	$—
Three way collars
Hedge position (MMBtu)	—	—	610,000	1,530,000	—	—
Weighted average ceiling price	$—	$—	$4.30	$4.38	$—	$—
Weighted average floor price	$—	$—	$3.25	$3.25	$—	$—
Weighted average sub-floor price	$—	$—	$2.50	$2.50	$—	$—

Costs and Expenses

Adjusted Cash Operating Expenses (which excludes acquisition, transaction, and advisory costs) for the first quarter of 2017 were $26.0 million, or $12.28 per Boe, compared with $28.4 million, or $12.22 per Boe, in the fourth quarter of 2016. The increase in per Boe cash costs in the first quarter of 2017 compared with the fourth quarter of 2016 was attributable to lower production.

Lease operating and workover expenses (LOE) totaled $15.9 million, or $7.47 per Boe, in the first quarter of 2017, compared with $18.6 million, or $8.01 per Boe, in the fourth quarter of 2016.  First quarter 2017 LOE decreased compared to fourth quarter of 2016 primarily due to field operation efficiency gains in the Anadarko Basin and a non-recurring reduction in LOE during the first quarter of 2017 related to an insurance recovery settlement.

Severance and other taxes for the first quarter of 2017 were $2.1 million (3.6% of oil, NGL and natural gas sales revenue) as compared to $1.7 million (2.8% of oil, NGL and natural gas sales revenue) in the fourth quarter of 2016.

General and administrative expenses for the first quarter of 2017 totaled $8.3 million, or $3.90 per Boe, compared to $8.1 million, or $3.50 per Boe, in the fourth quarter of 2016.  First quarter 2017 and fourth quarter 2016 general and administrative expenses included non-cash share-based compensation expense of $3.3 million, or $1.57 per Boe, and $4.2 million, or $1.81 per Boe, respectively.    Adjusted cash general and administrative expenses, which excludes non-cash share-based compensation, certain non-recurring items, but includes capitalized general and administrative costs, totaled $5.3 million, or $2.48 per Boe for the first quarter of 2017, compared to $5.9 million, or $2.53 per Boe, in the fourth quarter of 2016.

Interest expense totaled $1.0 million (net of amounts capitalized) for the first quarter of 2017 as compared to $1.4 million in the fourth quarter of 2016.  The Company capitalized $0.9 million in interest to unproved properties during the first quarter of 2017 as compared to $0.7 million in the fourth quarter of 2016.

During the first quarter of 2017, the Company did not record an income tax benefit or loss, and had an effective tax rate of 0%.

Capital Expenditures

In the first quarter of 2017, the Company invested $31.7 million of operating capital, with 93% being devoted to the Mississippian Lime assets.

The following table provides operational capital spending by area, which excludes capitalized interest, capitalized internal costs, asset retirement costs incurred, and expenditures related to other property, plant and equipment, such as furniture and fixtures and capitalized software costs (in thousands):

For the Three Months Ended March 31, 2017

Mississippian Lime	$29,524
Anadarko Basin	2,220
Operational capital expenditures incurred	$31,744

The breakdown of all capital spending was:

For the Three Months Ended March 31, 2017

Drilling and completion activities	$28,641
Acquisition of acreage and seismic data	3,103
Operational capital expenditures incurred	31,744
Capitalized G&A, Office, ARO and Other	1,892
Capitalized interest	923
Total capital expenditures incurred	$34,559

Operational Update

Mississippian Lime

Key Highlights:

•                  Produced an average of 19,539 BOEPD in the first quarter of 2017, of which 29% was oil, 23% NGLs, and 48% natural gas

•                  Spud six wells and placed eight wells online during the first quarter of 2017

•                  Incurred average drilling, completion and facility costs of $2.7 million for wells brought online during the first quarter of 2017

•                  Achieved average drilling cycle time during the first quarter of 2017 of 14.3 days (rig release to rig release)

•                  Midstates’ Mississippian Lime type curve generates returns of approximately 35% with AFE well cost (drilling, completion, and facilities) of $2.8 million and strip pricing as of May 5, 2017

During 2017, the Company brought online two additional non-Arbuckle saltwater disposal injection wells in Woods and Alfalfa Counties, Oklahoma.  The Company is currently operating nine non-Arbuckle injection wells in Woods and Alfalfa Counties, Oklahoma, with a total permitted injection capacity of 180,000 barrels of water per day.  The Company’s total permitted injection capacity in Woods and Alfalfa Counties, Oklahoma, which may differ from actual injection capacity due to operational constraints, is approximately 312,000 barrels of water per day, with a current disposal rate into all formations of approximately 185,000 barrels of water per day.

Anadarko Basin Update

The Company averaged production of 4,023 BOEPD in the first quarter of 2017, of which 34% was oil, 27% NGLs, and 39% natural gas.

The Company does not plan to operate any rigs in the Anadarko Basin in the near term.  The Company’s focus in the basin will continue to be on production optimization and minimizing lease operating costs.  Additionally, the Company continues to assess the NW Stack potential under a farm-out agreement it signed for a portion of its primary-term Anadarko Basin acreage in western Oklahoma.

Balance Sheet and Liquidity

On March 31, 2017, the Company’s liquidity was approximately $85 million, consisting entirely of cash and cash equivalents, and its long-term debt was $128 million, resulting in net debt of approximately $43 million.

Fresh Start Accounting

The Company adopted fresh start accounting as of October 21, 2016, the date the Company emerged from its Chapter 11 reorganization. Adopting fresh start accounting results in a new reporting entity for financial reporting purposes and as a result, the Company allocated its reorganization value to its individual assets, including oil and gas property, plant and equipment, based upon their estimated fair values as of that date, and its historical retained deficit was eliminated. Due to the application of fresh start accounting, the Company’s consolidated financial statements on or after October 21, 2016 are not comparable with its consolidated financial statements prior to that date. References to “Successor” refer to the Company after the adoption of fresh start accounting, while references to “Predecessor” refer to the Company prior to that adoption. References to the “fourth quarter of 2016” herein refer to the combined operational activities, production, revenue and expenses of the Successor for the period October 21, 2016 through December 31, 2016 and the Predecessor for the period October 1, 2016 through October 20, 2016, subject to any adjustments described elsewhere within this press release. Please refer to the Company’s Annual Report on Form 10-K filed on March 30, 2017 for further information regarding Midstates’ emergence from Chapter 11 restructuring and its application of fresh start accounting.

Conference Call Information

The Company will host a conference call to discuss first quarter 2017 results on Tuesday, May 9, at 11:00 a.m. Eastern time (10:00 a.m. Central time).  Participants may join the conference call by dialing (877) 645-4610 (for U.S. and Canada) or (707) 595-2723 (International). The conference call access code is 15297042 for all participants. To listen via live webcast, please visit the Investor Relations section of the Company’s website, www.midstatespetroleum.com.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until midnight on June 9, 2017 and can be accessed by dialing (855) 859-2056 (for U.S. and Canada) or (404) 537-3406 (International). The conference call audio replay access code is 15297042 for all participants. The audio replay will also be available in the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements that are not statements of historical fact, including statements regarding the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, resource potential, drilling locations, prospects and plans and objectives of management, are considered forward-looking statements. Without limiting the generality of the foregoing, these statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, the Company gives no assurance that these plans, intentions or expectations will be achieved when anticipated or at all.  Moreover, such statements are subject to a number of factors, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These factors include, but are not limited to variations in the market demand for, and prices of, oil and natural gas; uncertainties about the Company’s estimated quantities of oil and natural gas reserves, resource potential and drilling locations; the adequacy of the Company’s capital resources and liquidity; general economic and business conditions; weather-related downtime; failure to realize expected value creation from property acquisitions; uncertainties about the Company’s ability to replace reserves and economically develop its current reserves; risks related to the concentration of the Company’s operations; drilling results; and potential financial losses or earnings reductions from the Company’s commodity derivative positions.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Midstates Petroleum Company, Inc.

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques in oil and liquids-rich basins in the onshore U.S. The Company’s operations are currently focused on oilfields in the Mississippian Lime play in Oklahoma and the Anadarko Basin in Texas and Oklahoma.

*********

Contact:

Midstates Petroleum Company, Inc.

Jason McGlynn, Investor Relations, (918) 947-4614

Jason.McGlynn@midstatespetroleum.com

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,453	$76,838
Accounts receivable:
Oil and gas sales	32,811	36,988
Joint interest billing	5,290	4,281
Other	2,559	2,456
Commodity derivative contracts	4,054	—
Other current assets	3,796	3,326
Total current assets	132,963	123,889
PROPERTY AND EQUIPMENT:
Oil and gas properties, on the basis of full-cost accounting
Proved properties	620,090	573,150
Unproved properties not being amortized	52,611	65,080
Other property and equipment	6,427	6,339
Less accumulated depreciation, depletion, amortization and impairment	(28,316)	(12,974)
Net property and equipment	650,812	631,595
OTHER NONCURRENT ASSETS	5,563	5,455
TOTAL	$789,338	$760,939
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,914	$2,521
Accrued liabilities	53,131	53,731
Total current liabilities	62,045	56,252
LONG-TERM LIABILITIES:
Asset retirement obligations	14,536	14,200
Long-term debt	128,059	128,059
Other long-term liabilities	609	614
Total long-term liabilities	143,204	142,873

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding at March 31, 2017 and December 31, 2016	—	—
Warrants, 6,625,554 warrants outstanding at March 31, 2017 and December 31, 2016	37,329	37,329
Common stock, $0.01 par value, 250,000,000 shares authorized; 24,994,867 shares issued and outstanding at March 31, 2017 and December 31, 2016	250	250
Treasury stock	—	—
Additional paid-in-capital	518,095	514,305
Retained earnings	28,415	9,930
Total stockholders’ equity	584,089	561,814
TOTAL	$789,338	$760,939

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Three Months Ended
	March 31, 2017	March 31, 2016	December 31, 2016 (1)
REVENUES:
Oil sales	$31,036	$30,138	$33,344
Natural gas liquid sales	11,194	7,063	10,791
Natural gas sales	17,098	13,942	17,467
Gains on commodity derivative contracts—net	4,865	—	—
Other	822	818	1,437
Total revenues	65,015	51,961	63,039
EXPENSES:
Lease operating and workover	15,852	15,761	18,607
Gathering and transportation	3,687	4,421	4,128
Severance and other taxes	2,121	1,504	1,720
Asset retirement accretion	276	420	308
Depreciation, depletion, and amortization	15,342	24,835	16,047
Impairment in carrying value of oil and gas properties	—	127,734	7,524
General and administrative	8,275	11,288	8,133
Debt restructuring costs and advisory fees	—	1,117	—
Total expenses	45,553	187,080	56,467
OPERATING INCOME (LOSS)	19,462	(135,119)	6,572
OTHER EXPENSE:
Interest income	—	57	—
Interest expense—net of amounts capitalized	(977)	(44,212)	(1,384)
Reorganization items, net	—	—	1,536,517
Total other expense	(977)	(44,155)	1,535,133
INCOME (LOSS) BEFORE TAXES	18,485	(179,274)	1,541,705
Income tax (expense) benefit	—	—	—
NET INCOME (LOSS)	$18,485	$(179,274)	$1,541,705
Successor participating securities—non-vested restricted stock	(546)	—	(280)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$17,939	$(179,274)	$1,541,425
Basic and diluted net income (loss) per share attributable to common shareholders	$0.72	$(16.88)	$61.63
Basic and diluted weighted average number of common shares outstanding	25,012	10,621	25,009

(1) For illustrative purposes, Midstates has combined the Successor Period of October 21, 2016 through December 31, 2016 and the Predecessor Period of October 1, 2016 through October 20, 2016 to derive combined results for the three months ended December 31, 2016. The combination was generated by addition of comparable financial statement line item captions. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor Period are not comparable to those of the Predecessor Period. Midstates believes that subject to consideration of the impact of fresh-start accounting, combining the results of the Predecessor Period and Successor Period provide meaningful information about the financial results of Midstates, including production, revenues and costs, that assist a reader in understanding its financial and operating results for the applicable periods.

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands)

(Unaudited)

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in-Capital	Retained Earnings	Total Stockholders’ Equity
Balance as of December 31, 2016 (Successor)	$—	$250	$37,329	$—	$514,305	$9,930	$561,814
Share-based compensation	—	—	—	—	3,790	—	3,790
Acquisition of treasury stock	—	—	—	—	—	—	—
Net income	—	—	—	—	—	18,485	18,485
Balance as of March 31, 2017 (Successor)	$—	$250	$37,329	$—	$518,095	$28,415	$584,089

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in-Capital	Retained Deficit	Total Stockholders’ Deficit
Balance as of December 31, 2015 (Predecessor)	$—	$110	$—	$(3,081)	$888,247	$(2,211,342)	$(1,326,066)
Share-based compensation	—	(1)	—	—	883	—	882
Acquisition of treasury stock	—	—	—	(52)	—	—	(52)
Net income	—	—	—	—	—	(179,274)	(179,274)
Balance as of March 31, 2016 (Predecessor)	$—	$109	$—	$(3,133)	$889,130	$(2,390,616)	$(1,504,510)

MIDSTATES PETROLEUM COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Three Months Ended	For the Three Months Ended	For the Three Months Ended
	March 31, 2017	March 31, 2016	December 31, 2016 (1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$18,485	$(179,274)	$1,541,705
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Gains on commodity derivative contracts—net	(4,865)	—	—
Net cash received for commodity derivative contracts not designated as hedging instruments	811	—	—
Asset retirement accretion	276	420	308
Depreciation, depletion, and amortization	15,342	24,835	16,047
Impairment in carrying value of oil and gas properties	—	127,734	7,524
Share-based compensation, net of amounts capitalized to oil and gas properties	3,337	685	4,198
Deferred income taxes	—	—	—
Amortization of deferred financing costs	80	1,551	155
Paid-in-kind interest expense	—	2,648	—
Amortization of deferred gain on debt restructuring	—	(6,276)	—
Operating lease abandonment	—	3,310	—
Non-cash reorganization items	—	—	(1,560,384)
Change in operating assets and liabilities:
Accounts receivable—oil and gas sales	2,812	3,457	(2,195)
Accounts receivable—JIB and other	(842)	16,891	(1,221)
Other current and noncurrent assets	(656)	(3,764)	1,487
Accounts payable	1,279	267	(628)
Accrued liabilities	(3,649)	37,627	(100)
Other	(37)	(256)	501
Net cash provided by operating activities	$32,373	$29,855	$7,397
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	$(26,108)	$(58,654)	$(27,581)
Proceeds from the sale of oil and gas equipment	1,350	—	—
Net cash used in investing activities	$(24,758)	$(58,654)	$(27,581)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	$—	$249,184	$—
Repayment of long-term borrowings	—	—	(60,000)
Repayment of revolving credit facility	—	—	(121,324)
Deferred financing costs	—	—	(1,250)
Acquisition of treasury stock	—	(52)	—
Net cash provided by financing activities	$—	$249,132	$(182,574)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$7,615	$220,333	$(202,758)
Cash and cash equivalents, beginning of period	$76,838	$81,093	$279,596
Cash and cash equivalents, end of period	$84,453	$301,426	$76,838

(1) For illustrative purposes, Midstates has combined the Successor Period of October 21, 2016 through December 31, 2016 and the Predecessor Period of October 1, 2016 through October 20, 2016 to derive combined results for the three months ended December 31, 2016. The combination was generated by addition of comparable financial statement line item captions. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor Period are not comparable to those of the Predecessor Period. Midstates believes that subject to consideration of the impact of fresh-start accounting, combining the results of the Predecessor Period and Successor Period provide meaningful information about the financial results of Midstates, including production, revenues and costs, that assist a reader in understanding its financial and operating results for the applicable periods.

MIDSTATES PETROLEUM COMPANY, INC.

SELECTED FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended March 31,		For the Three Months Ended December 31,
	2017	2016	2016 (1)
Operating Data — Mississippian Lime:
Net production volumes:
Oil (Bbls/day)	5,605	9,195	6,140
NGLs (Bbls/day)	4,588	5,586	4,875
Natural gas (Mcf/day)	56,075	71,415	59,329
Total oil equivalents (MBoe)	1,759	2,428	1,923
Average daily production (Boe/day)	19,539	26,683	20,903
Operating Data — Anadarko Basin:
Net production volumes:
Oil (Bbls/day)	1,364	2,188	1,540
NGLs (Bbls/day)	1,093	1,284	1,139
Natural gas (Mcf/day)	9,394	11,176	10,064
Total oil equivalents (MBoe)	362	485	401
Average daily production (Boe/day)	4,023	5,335	4,356
Operating Data - Combined:
Net production volumes:
Oil (Bbls/day)	6,969	11,383	7,680
NGLs (Bbls/day)	5,681	6,870	6,013
Natural gas (Mcf/day)	65,469	82,591	69,393
Total oil equivalents (MBoe)	2,121	2,914	2,324
Average daily production (Boe/day)	23,562	32,018	25,259
Average Sales Prices:
Oil, without realized derivatives (per Bbl)	$49.48	$29.09	$47.19
Oil, with realized derivatives (per Bbl)	$50.26	$29.09	$47.19
Natural gas liquids, without realized derivatives (per Bbl)	$21.89	$11.30	$19.51
Natural gas liquids, with realized derivatives (per Bbl)	$21.89	$11.30	$19.51
Natural gas, without realized derivatives (per Mcf)	$2.90	$1.86	$2.74
Natural gas, with realized derivatives (per Mcf)	$2.96	$1.86	$2.74
Costs and Expenses (per Boe of production):
Lease operating and workover	$7.47	$5.41	$8.01
Gathering and transportation	$1.74	$1.52	$1.78
Severance and other taxes	$1.00	$0.52	$0.74
Asset retirement accretion	$0.13	$0.15	$0.13
Depreciation, depletion and amortization	$7.23	$8.52	$6.90
Impairment of oil and gas properties	$—	$43.83	$3.24
General and administrative	$3.90	$3.87	$3.50
Debt restructuring costs and advisory fees	$—	$0.38	$—

(1) For illustrative purposes, Midstates has combined the Successor Period of October 21, 2016 through December 31, 2016 and the Predecessor Period of October 1, 2016 through October 20, 2016 to derive combined results for the three months ended December 31, 2016. The combination was generated by addition of comparable financial statement line item captions. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor Period are not comparable to those of the Predecessor Period. Midstates believes that subject to consideration of the impact of fresh-start accounting, combining the results of the Predecessor Period and Successor Period provide meaningful information about the financial results of Midstates, including production, revenues and costs, that assist a reader in understanding its financial and operating results for the applicable periods.

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies.  Midstates defines Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, depletion and amortization, property impairments, asset retirement obligation accretion, unrealized derivative gains and losses, reorganization items and non-cash share-based compensation expense. Adjusted EBITDA is not a measure of net income or cash flows as determined by United States generally accepted accounting principles, or US GAAP. Midstates believes that Adjusted EBITDA is useful because it allows it to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Midstates excludes items such as property and inventory impairments, asset retirement obligation accretion, unrealized derivative gains and losses and non-cash share-based compensation expense, net of amounts capitalized, from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income or cash flows from operating activities as determined in accordance with US GAAP or as an indicator of its operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as the cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Midstates computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Midstates believes that Adjusted EBITDA is a widely-followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables present a reconciliation of Adjusted EBITDA to the US GAAP financial measures of net income and net cash provided by operating activities, respectively (in thousands):

	For the Three Months Ended March 31,		For the Three Months Ended December 31,
	2017	2016	2016 (1)
Adjusted EBITDA reconciliation to net income (loss):
Net income (loss)	$18,485	$(179,274)	$1,541,705
Depreciation, depletion and amortization	15,342	24,835	16,047
Impairment in carrying value of oil and gas properties	—	127,734	7,524
(Gains) Losses on commodity derivative contracts—net	(4,865)	—	—
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	811	—	—
Income tax expense (benefit)	—	—	—
Interest income	—	(57)	—
Interest expense, net of amounts capitalized	977	44,212	1,384
Asset retirement obligation accretion	276	420	308
Reorganization items, net	—	—	(1,536,517)
Share-based compensation, net of amounts capitalized	3,337	685	4,198
Adjusted EBITDA	$34,363	$18,555	$34,649

	For the Three Months Ended March 31,		For the Three Months Ended December 31,
	2017	2016	2016 (1)
Adjusted EBITDA reconciliation to net cash provided by operating activities:
Net cash provided by operating activities	$32,373	$29,855	$7,397
Changes in working capital	1,093	(57,532)	26,023
Interest income	—	(57)	—
Interest expense, net of amounts capitalized and accrued but not paid	977	47,840	1,384
Amortization of deferred financing costs	(80)	(1,551)	(155)
Adjusted EBITDA	$34,363	$18,555	$34,649
Acquisition and transaction costs	—	—	—
Debt restructuring costs and advisory fees	557	1,117	—
Adjusted EBITDA before transaction, restructuring and advisory costs	$34,920	$19,672	$34,649

(1) For illustrative purposes, Midstates has combined the Successor Period of October 21, 2016 through December 31, 2016 and the Predecessor Period of October 1, 2016 through October 20, 2016 to derive combined results for the three months ended December 31, 2016. The combination was generated by addition of comparable financial statement line item captions. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor Period are not comparable to those of the Predecessor Period. The financial information preceding the table above provides the Successor Period and the Predecessor Period GAAP results for the applicable periods. Midstates believes that subject to consideration of the impact of fresh-start accounting, combining the results of the Predecessor Period and Successor Period provide meaningful information about the financial results of Midstates, including production, revenues and costs, that assist a reader in understanding its financial and operating results for the applicable periods.

MIDSTATES PETROLEUM COMPANY, INC.

CASH OPERATING EXPENSES

(In thousands)

(Unaudited)

The below table provides information Midstates believes may be useful to investors who follow the practice of some industry analysts who adjust operating expenses to exclude certain non-cash items. Cash Operating Expenses is not a measure of operating expenses as determined by United States generally accepted accounting principles, or GAAP.  Cash Operating Expenses include lease operating and workover costs, gathering and transportation fees, severance and other taxes, the cash portion of general and administrative expenses (exclusive of share-based compensation) and other expenses, such as acquisition costs, transaction fees, advisory costs and severance costs.

The following tables present a reconciliation of Cash Operating Expenses to the US GAAP financial measure of operating expenses (in thousands):

	For the Three Months Ended March 31,		For the Three Months Ended December 31,
	2017	2016	2016 (1)

Operating Expenses — GAAP	$45,553	$187,080	$56,467
Adjustments for certain non-cash items:
Asset retirement accretion	276	420	308
Share-based compensation, net	3,337	685	4,198
Depreciation, depletion and amortization	15,342	24,835	16,047
Impairment of oil and gas properties	—	127,734	7,524
Other	—	—	—
Cash Operating Expenses — Non-GAAP	$26,598	$33,406	$28,390
Cash Operating Expenses — Non-GAAP per BOE	$12.55	$11.46	$12.22

Acquisition, transaction and advisory costs	$557	$1,117	$—
Acquisition, transaction and advisory costs, per BOE	$0.26	$0.38	$—

Severance and other costs	$—	$1,631	$—
Severance and other costs, per BOE	$—	$0.56	$—

Adjusted Cash Operating Expenses — Non-GAAP	$26,041	$30,658	$28,390
Adjusted Cash Operating Expenses — Non-GAAP per BOE	$12.28	$10.52	$12.22

(1) For illustrative purposes, Midstates has combined the Successor Period of October 21, 2016 through December 31, 2016 and the Predecessor Period of October 1, 2016 through October 20, 2016 to derive combined results for the three months ended December 31, 2016. The combination was generated by addition of comparable financial statement line item captions. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor Period are not comparable to those of the Predecessor Period. The financial information preceding the table above provides the Successor Period and the Predecessor Period GAAP results for the applicable periods. Midstates believes that subject to consideration of the impact of fresh-start accounting, combining the results of the Predecessor Period and Successor Period provide meaningful information about the financial results of Midstates, including production, revenues and costs, that assist a reader in understanding its financial and operating results for the applicable periods.

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED CASH GENERAL AND ADMINISTRATIVE EXPENSES

(In thousands)

(Unaudited)

The below table provides information Midstates believes may be useful to investors who follow the practice of some industry analysts who adjust general and administrative expenses to exclude certain non-recurring and non-cash items. Adjusted Cash General and Administrative Expenses is not a measure of operating expenses as determined by United States generally accepted accounting principles, or GAAP.  Adjusted Cash General and Administrative Expenses include salaries and wages, employee benefits, subscriptions costs, professional fees, insurance costs as well as other general and administrative cash costs, before any capitalization permitted under US GAAP.

The following tables present a reconciliation of Adjusted Cash General and Administrative Expenses to the US GAAP financial measure of general and administrative expenses (in thousands):

	For the Three Months Ended March 31,		For the Three Months Ended December 31,
	2017	2016	2016 (1)

General and Administrative Expenses — GAAP	$8,275	$11,288	$8,133
Adjustments for certain non-cash and non-recurring items:
Share-based compensation, net	(3,337)	(685)	(4,198)
Capitalized general and administrative expenses	873	1,073	876
Severance and other costs	—	(1,631)	—
Houston office lease abandonment costs	—	(3,310)	—
Advisory costs included in general and administrative expenses	(557)	—	1,070
Adjusted Cash General and Administrative Expenses — Non-GAAP	$5,254	$6,735	$5,881
Adjusted Cash General and Administrative Expenses — Non-GAAP per BOE	$2.48	$2.31	$2.53

(1) For illustrative purposes, Midstates has combined the Successor Period of October 21, 2016 through December 31, 2016 and the Predecessor Period of October 1, 2016 through October 20, 2016 to derive combined results for the three months ended December 31, 2016. The combination was generated by addition of comparable financial statement line item captions. However, because of various adjustments to the consolidated financial statements in connection with the application of fresh-start accounting, including asset valuation adjustments and liability adjustments, the results of operations for the Successor Period are not comparable to those of the Predecessor Period. The financial information preceding the table above provides the Successor Period and the Predecessor Period GAAP results for the applicable periods. Midstates believes that subject to consideration of the impact of fresh-start accounting, combining the results of the Predecessor Period and Successor Period provide meaningful information about the financial results of Midstates, including production, revenues and costs, that assist a reader in understanding its financial results for the applicable periods.